Exhibit 99.1
Caterpillar Inc.
4Q 2019 Earnings Release

January 31, 2020

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2019 Results; Provides Outlook for 2020

▪	Fourth-quarter sales and revenues down 8%; full-year sales and revenues decreased 2%

▪	Strong operating cash flow; ended the year with $8.3 billion of enterprise cash

▪	Returned $1.3 billion to shareholders in the fourth quarter through dividends and share repurchases; returned about $6.2 billion in 2019

▪	2020 profit per share outlook range of $8.50 to $10.00

	Fourth Quarter		Full Year
($ in billions except profit per share)	2019	2018	2019	2018
Sales and Revenues	$13.1	$14.3	$53.8	$54.7
Profit Per Share	$1.97	$1.78	$10.74	$10.26
Adjusted Profit Per Share	$2.63	$2.55	$11.06	$11.22
DEERFIELD, Ill. - Caterpillar Inc. (NYSE: CAT) today announced fourth-quarter and full-year results for 2019.
Sales and revenues for the fourth quarter of 2019 were $13.1 billion, an 8% decrease compared with $14.3 billion in the fourth quarter of 2018. Fourth-quarter 2019 profit per share was $1.97, compared with $1.78 profit per share in the fourth quarter of 2018. Adjusted profit per share in the fourth quarter of 2019 was $2.63, compared with fourth-quarter 2018 adjusted profit per share of $2.55.
“In the fourth quarter, strong cost control more than offset lower-than-expected end-user demand,” said Jim Umpleby, Caterpillar Chairman and CEO. “Our margin performance reflected our diligent focus on maintaining a flexible and competitive cost structure.”
Full-year sales and revenues in 2019 were $53.8 billion, down 2% compared with $54.7 billion in 2018. Full-year profit was $10.74 per share in 2019, compared with profit of $10.26 per share in 2018. Adjusted profit per share in 2019 was $11.06, compared with adjusted profit per share of $11.22 in 2018.
“While sales declined modestly in 2019, we delivered an operating margin and free cash flow consistent with our long-term targets and continued to invest in services and expanded offerings,” said Umpleby. “The team’s focus on executing our strategy for profitable growth also allowed us to increase our dividend by 20% and return more than $6 billion in capital to shareholders through dividends and share repurchases.”

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Operating profit margin was 14.1% for the fourth quarter of 2019, compared with 13.1% for the fourth quarter of 2018. Operating profit margin was 15.4% for 2019, compared with 15.2% for 2018.
In 2019, adjusted profit per share excluded mark-to-market losses for remeasurement of pension and other postemployment benefit (OPEB) plans and a discrete tax benefit related to U.S. tax reform. In 2018, adjusted profit per share excluded mark-to-market losses for remeasurement of pension and OPEB plans, restructuring costs, the impact of U.S. tax reform and certain deferred tax valuation allowance adjustments.
For the full year of 2019, enterprise operating cash flow was $6.9 billion. Full-year 2019 ME&T operating cash flow was $4.9 billion after a discretionary pension contribution of $1.5 billion financed from proceeds of a debt issuance. In the fourth quarter of 2019, the company repurchased about $760 million of Caterpillar common stock and paid dividends of $568 million. During the year, the company repurchased $4.0 billion of Caterpillar common stock and paid dividends of $2.1 billion. After returning about $6.2 billion of capital to shareholders, the enterprise cash balance was $8.3 billion at the end of 2019, compared with $7.9 billion at the end of 2018.
2020 Outlook
The company expects 2020 profit to be in a range of $8.50 to $10.00 per share.
“We expect continued global economic uncertainty to pressure sales to users in 2020 and cause dealers to further reduce inventories,” said Umpleby. “We have improved our lead times and remain prepared to respond quickly to any positive or negative changes in customer demand. We will continue to invest in services and expanded offerings to advance our strategy for long term profitable growth, while achieving our Investor Day targets.”
The outlook does not include a mark-to-market gain or loss for remeasurement of pension and OPEB plans.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2018 (at left) and the fourth quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues of $13.144 billion in the fourth quarter of 2019 decreased $1.198 billion, or 8%, compared with $14.342 billion in the fourth quarter of 2018. The decline was due to lower sales volume driven by the impact from changes in dealer inventories and lower end-user demand, primarily in Construction Industries and Resource Industries. Dealers decreased machine and engine inventories about $700 million during the fourth quarter of 2019, compared with an increase of about $200 million during the fourth quarter of 2018. Sales declined mainly in North America, along with decreases in Latin America and EAME.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2018	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2019	$ Change	% Change

Construction Industries	$5,705	$(565)	$(86)	$(32)	$(2)	$5,020	$(685)	(12%)
Resource Industries	2,797	(430)	17	(22)	33	2,395	(402)	(14%)
Energy & Transportation	6,287	(25)	(27)	(47)	(239)	5,949	(338)	(5%)
All Other Segment	129	(10)	—	—	24	143	14	11%
Corporate Items and Eliminations	(1,288)	(16)	1	(2)	184	(1,121)	167
Machinery, Energy & Transportation	13,630	(1,046)	(95)	(103)	—	12,386	(1,244)	(9%)

Financial Products Segment	812	—	—	—	34	846	34	4%
Corporate Items and Eliminations	(100)	—	—	—	12	(88)	12
Financial Products Revenues	712	—	—	—	46	758	46	6%

Consolidated Sales and Revenues	$14,342	$(1,046)	$(95)	$(103)	$46	$13,144	$(1,198)	(8%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2019
Construction Industries	$2,249	(18%)	$409	9%	$850	(20%)	$1,475	—%	$4,983	(12%)	$37	(5%)	$5,020	(12%)
Resource Industries	834	(8%)	313	(33%)	526	(5%)	603	(23%)	2,276	(16%)	119	38%	2,395	(14%)
Energy & Transportation	2,287	(11%)	354	(18%)	1,578	5%	947	26%	5,166	(2%)	783	(23%)	5,949	(5%)
All Other Segment	2	(88%)	—	—%	5	(17%)	22	47%	29	(26%)	114	27%	143	11%
Corporate Items and Eliminations	(50)		—		(5)		(13)		(68)		(1,053)		(1,121)
Machinery, Energy & Transportation	5,322	(14%)	1,076	(16%)	2,954	(6%)	3,034	—%	12,386	(9%)	—	—%	12,386	(9%)

Financial Products Segment	554	2%	74	9%	102	21%	116	1%	846	4%	—	—%	846	4%
Corporate Items and Eliminations	(50)		(14)		(9)		(15)		(88)		—		(88)
Financial Products Revenues	504	5%	60	3%	93	22%	101	2%	758	6%	—	—%	758	6%

Consolidated Sales and Revenues	$5,826	(13%)	$1,136	(15%)	$3,047	(5%)	$3,135	—%	$13,144	(8%)	$—	—%	$13,144	(8%)

Fourth Quarter 2018
Construction Industries	$2,749		$374		$1,063		$1,480		$5,666		$39		$5,705
Resource Industries	906		466		554		785		2,711		86		2,797
Energy & Transportation	2,569		434		1,509		753		5,265		1,022		6,287
All Other Segment	16		2		6		15		39		90		129
Corporate Items and Eliminations	(47)		1		(3)		(2)		(51)		(1,237)		(1,288)
Machinery, Energy & Transportation	6,193		1,277		3,129		3,031		13,630		—		13,630

Financial Products Segment	545		68		84		115		812		—		812
Corporate Items and Eliminations	(66)		(10)		(8)		(16)		(100)		—		(100)
Financial Products Revenues	479		58		76		99		712		—		712

Consolidated Sales and Revenues	$6,672		$1,335		$3,205		$3,130		$14,342		$—		$14,342

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2018 (at left) and the fourth quarter of 2019 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the fourth quarter of 2019 was $1.850 billion, a decrease of $33 million, or 2%, compared with $1.883 billion in the fourth quarter of 2018. The decrease was primarily due to lower sales volume, mostly offset by lower selling, general and administrative (SG&A) and research and development (R&D) expenses and higher profit from Financial Products.
Lower SG&A/R&D expenses were mostly due to a reduction in short-term incentive compensation expense and timing of R&D expenses.
Financial Products’ operating profit was higher, primarily due to lower provisions for credit losses related to the Cat Power Finance portfolio compared with the fourth quarter of 2018.
In addition, favorable manufacturing costs were mostly offset by unfavorable price realization. Manufacturing costs decreased primarily due to lower period manufacturing and material costs, partially offset by higher warranty expense. Period manufacturing costs declined mainly due to lower short-term incentive compensation and the favorable impact of restructuring and cost-reduction actions.

Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2019	Fourth Quarter 2018	$ Change	% Change
Construction Industries	$659	$845	$(186)	(22%)
Resource Industries	261	400	(139)	(35%)
Energy & Transportation	1,165	1,079	86	8%
All Other Segment	(11)	(47)	36	77%
Corporate Items and Eliminations	(325)	(375)	50
Machinery, Energy & Transportation	1,749	1,902	(153)	(8%)

Financial Products Segment	210	29	181	624%
Corporate Items and Eliminations	(6)	54	(60)
Financial Products	204	83	121	146%

Consolidating Adjustments	(103)	(102)	(1)

Consolidated Operating Profit	$1,850	$1,883	$(33)	(2%)

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Other Profit/Loss and Tax Items

•
Other income (expense) in the fourth quarter of 2019 was expense of $373 million, compared with expense of $417 million in the fourth quarter of 2018. The decrease in expense was due to the favorable impact of commodity hedges, higher realized gains and lower unrealized losses on marketable securities at Insurance Services, which were partially offset by unfavorable pension and OPEB costs.

•
The provision for income taxes for the fourth quarter of 2019 reflected an annual effective tax rate of approximately 25% and a discrete tax benefit of $13 million, compared with approximately 24% and a net discrete tax benefit of $17 million for the fourth quarter of 2018. The increase from 2018 was largely driven by the application of U.S. tax reform provisions to the earnings of certain non-U.S. subsidiaries, which do not have a calendar fiscal year-end. These provisions did not apply to these subsidiaries in 2018. The change from the third-quarter 2019 estimated annual tax rate of 26% to the annual effective tax rate of approximately 25% resulted in a $54 million tax benefit in the fourth quarter of 2019.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2019	$ Change	% Change
Total Sales	$5,705	$(565)	$(86)		$(32)	$(2)	$5,020	$(685)	(12%)

Sales by Geographic Region
	Fourth Quarter 2019	Fourth Quarter 2018	$ Change		% Change
North America	$2,249	$2,749	$(500)		(18%)
Latin America	409	374	35		9%
EAME	850	1,063	(213)		(20%)
Asia/Pacific	1,475	1,480	(5)		—%
External Sales	4,983	5,666	(683)		(12%)
Inter-segment	37	39	(2)		(5%)
Total Sales	$5,020	$5,705	$(685)		(12%)

Segment Profit
	Fourth Quarter 2019	Fourth Quarter 2018	Change		% Change
Segment Profit	$659	$845	$(186)		(22%)
Segment Profit Margin	13.1%	14.8%	(1.7	pts)

Construction Industries’ total sales were $5.020 billion in the fourth quarter of 2019, a decrease of $685 million, or 12%, compared with $5.705 billion in the fourth quarter of 2018. The decrease was due to lower sales volume, driven mostly by the impact from changes in dealer inventories. Dealers decreased inventories during the fourth quarter of 2019, compared with dealer inventories that were about flat during the fourth quarter of 2018. Unfavorable price realization also contributed to the decline in sales.

▪
In North America, sales decreased due to lower demand driven by the impact from changes in dealer inventories, while end-user demand was about flat. Dealers decreased inventories during the fourth quarter of 2019, compared with an increase during the fourth quarter of 2018.

▪	Sales were higher in Latin America. While construction activities remained at low levels, the increase was driven by road and residential construction activities.

▪
In EAME, the sales decrease was primarily due to the impact from changes in dealer inventories and lower end-user demand across most of the region. Dealers decreased inventories more during the fourth quarter of 2019 than during the fourth quarter of 2018.

▪	Sales in Asia/Pacific were about flat as unfavorable price realization was mostly offset by a few countries’ higher sales volume.
Construction Industries’ profit was $659 million in the fourth quarter of 2019, a decrease of $186 million, or 22%, compared with $845 million in the fourth quarter of 2018. The decrease was primarily due to lower sales volume.
In addition, favorable manufacturing costs were mostly offset by unfavorable price realization. Manufacturing costs decreased due to lower period manufacturing and material costs. Period manufacturing costs declined mainly due to the favorable impact of restructuring and cost-reduction actions as well as lower short-term incentive compensation.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2019	$ Change	% Change
Total Sales	$2,797	$(430)	$17		$(22)	$33	$2,395	$(402)	(14%)

Sales by Geographic Region
	Fourth Quarter 2019	Fourth Quarter 2018	$ Change		% Change
North America	$834	$906	$(72)		(8%)
Latin America	313	466	(153)		(33%)
EAME	526	554	(28)		(5%)
Asia/Pacific	603	785	(182)		(23%)
External Sales	2,276	2,711	(435)		(16%)
Inter-segment	119	86	33		38%
Total Sales	$2,395	$2,797	$(402)		(14%)

Segment Profit
	Fourth Quarter 2019	Fourth Quarter 2018	Change		% Change
Segment Profit	$261	$400	$(139)		(35%)
Segment Profit Margin	10.9%	14.3%	(3.4	pts)

Resource Industries’ total sales were $2.395 billion in the fourth quarter of 2019, a decrease of $402 million, or 14%, compared with $2.797 billion in the fourth quarter of 2018. The decrease was due to lower sales volume, driven by changes in dealer inventories and lower end-user demand. Dealers increased inventories during the fourth quarter of 2018, compared with a decrease during the fourth quarter of 2019. While commodity prices are generally supportive of reinvestment, the company continues to believe mining customers remained disciplined in their capital expenditures due to economic uncertainty, resulting in lower sales in the quarter. In addition, end-user demand decreased for equipment supporting non-residential construction.
Resource Industries’ profit was $261 million in the fourth quarter of 2019, a decrease of $139 million, or 35%, compared with $400 million in the fourth quarter of 2018. The decrease was mainly due to lower sales volume, partially offset by lower SG&A/R&D expenses and favorable price realization. The decrease in SG&A/R&D expenses reflected a reduction in short-term incentive compensation expense and timing of R&D expenses.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Fourth Quarter 2018	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2019	$ Change	% Change
Total Sales	$6,287	$(25)	$(27)		$(47)	$(239)	$5,949	$(338)	(5%)

Sales by Application
	Fourth Quarter 2019	Fourth Quarter 2018	$ Change		% Change
Oil and Gas	$1,523	$1,719	$(196)		(11%)
Power Generation	1,294	1,271	23		2%
Industrial	908	902	6		1%
Transportation	1,441	1,373	68		5%
External Sales	5,166	5,265	(99)		(2%)
Inter-segment	783	1,022	(239)		(23%)
Total Sales	$5,949	$6,287	$(338)		(5%)

Segment Profit
	Fourth Quarter 2019	Fourth Quarter 2018	Change		% Change
Segment Profit	$1,165	$1,079	$86		8%
Segment Profit Margin	19.6%	17.2%	2.4	pts

Energy & Transportation’s total sales were $5.949 billion in the fourth quarter of 2019, a decrease of $338 million, or 5%, compared with $6.287 billion in the fourth quarter of 2018. Sales declined primarily due to lower inter-segment engine sales and unfavorable currency impacts.

▪	Oil and Gas – Sales were lower mainly in North America. The sales decline was largely due to lower demand for reciprocating engines used in gas compression and lower turbine project deliveries.

▪	Power Generation – Sales increased slightly primarily due to higher deliveries for turbines in EAME.

▪	Industrial – Sales were about flat as slightly higher sales in North America were partially offset by lower sales in Latin America and EAME.

▪	Transportation – Sales were higher mainly due to stronger marine demand in EAME.
Energy & Transportation’s profit was $1.165 billion in the fourth quarter of 2019, an increase of $86 million, or 8%, compared with $1.079 billion in the fourth quarter of 2018. The increase was mostly due to lower SG&A/R&D expenses, primarily due to a reduction in short-term incentive compensation expense and lower R&D project expenses. Lower manufacturing costs were mostly offset by lower sales volume.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2019	Fourth Quarter 2018	$ Change	% Change
North America	$554	$545	$9	2%
Latin America	74	68	6	9%
EAME	102	84	18	21%
Asia/Pacific	116	115	1	1%
Total Revenues	$846	$812	$34	4%

Segment Profit
	Fourth Quarter 2019	Fourth Quarter 2018	Change	% Change
Segment Profit	$210	$29	$181	624%

Financial Products’ segment revenues were $846 million in the fourth quarter of 2019, an increase of $34 million, or 4%, from the fourth quarter of 2018. The increase was primarily due to a favorable impact from returned or repossessed equipment in Europe and higher average financing rates in North America.
Financial Products’ segment profit was $210 million in the fourth quarter of 2019, compared with $29 million in the fourth quarter of 2018. Most of the increase was due to lower provision for credit losses at Cat Financial, driven by a lower allowance rate compared with 2018. The lower allowance rate was due to write-offs of accounts in 2019 that were reserved for in 2018, primarily in the Cat Power Finance portfolio. In addition, there was a favorable impact from equity securities in Insurance Services, as well as favorable impacts from an increase in net yield on average earning assets and returned or repossessed equipment. These favorable impacts were partially offset by higher SG&A expenses.
At the end of 2019, past dues at Cat Financial were 3.14%, compared with 3.55% at the end of 2018. Write-offs, net of recoveries, were $237 million for 2019, an increase from $189 million for 2018, primarily due to Mining, Caterpillar Power Finance and EAME, partially offset by a decrease in Latin America. The increase in Mining was due to a small number of customer balances written off in 2019, while the increases in Caterpillar Power Finance and EAME were concentrated in the marine portfolio and the Middle East, respectively. As of December 31, 2019, Cat Financial's allowance for credit losses totaled $424 million, or 1.50% of finance receivables, compared with $511 million, or 1.80% of finance receivables, at December 31, 2018.
Dealer Inventories and Order Backlog
Dealers decreased machine and engine inventories about $700 million during the fourth quarter of 2019, compared with an increase of about $200 million during the fourth quarter of 2018. The changes in dealer inventories mostly impacted sales in Construction Industries and Resource Industries. For the full year of 2019, dealer inventories increased about $800 million, compared with an increase of about $2.3 billion during 2018.
At the end of the fourth quarter of 2019, the order backlog was $13.7 billion, about $900 million lower than the third quarter of 2019, primarily in Energy & Transportation. The order backlog decreased across the three primary segments by about $2.9 billion since the end of 2018.

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Notes

i.	Glossary of terms is included on the Caterpillar website at http://www.caterpillar.com/investors/.

ii.	Information on non-GAAP financial measures is included in the appendix on page 12.

iii.
Some amounts within this report are rounded to the millions or billions and may not add. In addition, the sum of the components reported across periods may not equal the total amount reported year-to-date due to rounding.

iv.
Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Friday, January 31, 2020, to discuss its 2019 fourth-quarter and full-year financial results. The accompanying slides will be available before the webcast on the Caterpillar website at

http://www.caterpillar.com/investors/events-and-presentations.
About Caterpillar
Since 1925, Caterpillar Inc. has been helping our customers build a better world – making sustainable progress possible and driving positive change on every continent. With 2019 sales and revenues of $53.8 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Services offered throughout the product life cycle, cutting-edge technology and decades of product expertise set Caterpillar apart, providing exceptional value to help our customers succeed. The company principally operates through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect on social media, visit caterpillar.com/social-media.
Caterpillar’s latest financial results and outlook are also available online:
http://www.caterpillar.com/en/investors.html
http://www.caterpillar.com/en/investors/quarterly-results.html (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 224-551-4133 or Kenny_Kate@cat.com
Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events including natural disasters; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
Adjusted Profit
The company believes it is important to separately quantify the profit impact of four significant items in order for the company’s results to be meaningful to readers. These items consist of (i) pension and OPEB mark-to-market losses resulting from plan remeasurements, (ii) U.S. tax reform impact, (iii) restructuring costs in 2018, which were incurred to generate longer-term benefits and (iv) certain deferred tax valuation allowance adjustments. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted profit before taxes to the most directly comparable GAAP measure, consolidated profit before taxes, are as follows:

	Fourth Quarter		Full Year
(Millions of dollars)	2019	2018	2019	2018
Profit before taxes	$1,365	$1,367	$7,812	$7,822
Mark-to-market losses	468	495	468	495
Restructuring costs	—	93	—	386
Adjusted profit before taxes	$1,833	$1,955	$8,280	$8,703

Reconciliations of adjusted profit per share to the most directly comparable GAAP measure, diluted profit per share, are as follows:

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Profit per share	$1.97	$1.78	$10.74	$10.26
Per share mark-to-market losses[1]	$0.65	$0.66	$0.64	$0.64
Per share U.S. tax reform impact	$—	$0.09	$(0.31)	$(0.17)
Per share restructuring costs[2]	$—	$0.13	$—	$0.50
Per share deferred tax valuation allowance adjustment	$—	$(0.11)	$—	$(0.01)
Adjusted profit per share	$2.63	$2.55	$11.06	$11.22

1 At statutory tax rates.
[2] 2018 restructuring costs at statutory tax rates. 2019 restructuring costs are not material.

Machinery, Energy & Transportation
Caterpillar defines Machinery, Energy & Transportation as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis. Machinery, Energy & Transportation information relates to the design, manufacture and marketing of Caterpillar products. Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment. The nature of these businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company also believes this presentation will assist readers in understanding Caterpillar’s business. Pages 13-21 reconcile Machinery, Energy & Transportation with Financial Products on the equity basis to Caterpillar Inc. consolidated financial information.

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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,386	$13,630	$50,755	$51,822
Revenues of Financial Products	758	712	3,045	2,900
Total sales and revenues	13,144	14,342	53,800	54,722

Operating costs:
Cost of goods sold	9,117	9,987	36,630	36,997
Selling, general and administrative expenses	1,283	1,463	5,162	5,478
Research and development expenses	386	466	1,693	1,850
Interest expense of Financial Products	183	189	754	722
Other operating (income) expenses	325	354	1,271	1,382
Total operating costs	11,294	12,459	45,510	46,429

Operating profit	1,850	1,883	8,290	8,293

Interest expense excluding Financial Products	112	99	421	404
Other income (expense)	(373)	(417)	(57)	(67)

Consolidated profit before taxes	1,365	1,367	7,812	7,822

Provision (benefit) for income taxes	276	321	1,746	1,698
Profit of consolidated companies	1,089	1,046	6,066	6,124

Equity in profit (loss) of unconsolidated affiliated companies	8	3	28	24

Profit of consolidated and affiliated companies	1,097	1,049	6,094	6,148

Less: Profit (loss) attributable to noncontrolling interests	(1)	1	1	1

Profit [1]	$1,098	$1,048	$6,093	$6,147

Profit per common share	$2.00	$1.80	$10.85	$10.39
Profit per common share — diluted [2]	$1.97	$1.78	$10.74	$10.26

Weighted-average common shares outstanding (millions)
– Basic	550.3	581.4	561.6	591.4
– Diluted [2]	556.1	587.6	567.5	599.4

[1]	Profit attributable to common shareholders.
[2]	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and short-term investments	$8,284	$7,857
Receivables – trade and other	8,568	8,802
Receivables – finance	9,336	8,650
Prepaid expenses and other current assets	1,739	1,765
Inventories	11,266	11,529
Total current assets	39,193	38,603

Property, plant and equipment – net	12,904	13,574
Long-term receivables – trade and other	1,193	1,161
Long-term receivables – finance	12,651	13,286
Noncurrent deferred and refundable income taxes	1,411	1,439
Intangible assets	1,565	1,897
Goodwill	6,196	6,217
Other assets	3,340	2,332
Total assets	$78,453	$78,509

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$5	$—
-- Financial Products	5,161	5,723
Accounts payable	5,957	7,051
Accrued expenses	3,750	3,573
Accrued wages, salaries and employee benefits	1,629	2,384
Customer advances	1,187	1,243
Dividends payable	567	495
Other current liabilities	2,155	1,919
Long-term debt due within one year:
-- Machinery, Energy & Transportation	16	10
-- Financial Products	6,194	5,820
Total current liabilities	26,621	28,218

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,141	8,005
-- Financial Products	17,140	16,995
Liability for postemployment benefits	6,599	7,455
Other liabilities	4,323	3,756
Total liabilities	63,824	64,429

Shareholders’ equity
Common stock	5,935	5,827
Treasury stock	(24,217)	(20,531)
Profit employed in the business	34,437	30,427
Accumulated other comprehensive income (loss)	(1,567)	(1,684)
Noncontrolling interests	41	41
Total shareholders’ equity	14,629	14,080
Total liabilities and shareholders’ equity	$78,453	$78,509

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2019	2018
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,094	$6,148
Adjustments for non-cash items:
Depreciation and amortization	2,577	2,766
Actuarial (gain) loss on pension and postretirement benefits	468	495
Provision (benefit) for deferred income taxes	28	220
Other	675	1,006
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	171	(1,619)
Inventories	274	(1,579)
Accounts payable	(1,025)	709
Accrued expenses	172	101
Accrued wages, salaries and employee benefits	(757)	(162)
Customer advances	(10)	(183)
Other assets – net	(93)	41
Other liabilities – net	(1,662)	(1,385)
Net cash provided by (used for) operating activities	6,912	6,558
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,056)	(1,276)
Expenditures for equipment leased to others	(1,613)	(1,640)
Proceeds from disposals of leased assets and property, plant and equipment	1,153	936
Additions to finance receivables	(12,777)	(12,183)
Collections of finance receivables	12,183	10,901
Proceeds from sale of finance receivables	235	477
Investments and acquisitions (net of cash acquired)	(47)	(392)
Proceeds from sale of businesses and investments (net of cash sold)	41	16
Proceeds from sale of securities	574	442
Investments in securities	(597)	(506)
Other – net	(24)	13
Net cash provided by (used for) investing activities	(1,928)	(3,212)
Cash flow from financing activities:
Dividends paid	(2,132)	(1,951)
Common stock issued, including treasury shares reissued	238	313
Common shares repurchased	(4,047)	(3,798)
Excess tax benefit from stock-based compensation	—	—
Proceeds from debt issued (original maturities greater than three months)	9,841	8,907
Payments on debt (original maturities greater than three months)	(8,297)	(7,829)
Short-term borrowings – net (original maturities three months or less)	(138)	762
Other – net	(3)	(54)
Net cash provided by (used for) financing activities	(4,538)	(3,650)
Effect of exchange rate changes on cash	(44)	(126)
Increase (decrease) in cash and short-term investments and restricted cash	402	(430)
Cash and short-term investments and restricted cash at beginning of period	7,890	8,320
Cash and short-term investments and restricted cash at end of period	$8,292	$7,890

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,386	$12,386	$—	$—
Revenues of Financial Products	758	—	887	(129)	[2]
Total sales and revenues	13,144	12,386	887	(129)

Operating costs:
Cost of goods sold	9,117	9,119	—	(2)	[3]
Selling, general and administrative expenses	1,283	1,120	173	(10)	[3]
Research and development expenses	386	386	—	—
Interest expense of Financial Products	183	—	187	(4)	[4]
Other operating (income) expenses	325	12	323	(10)	[3]
Total operating costs	11,294	10,637	683	(26)

Operating profit	1,850	1,749	204	(103)

Interest expense excluding Financial Products	112	111	—	1	[4]
Other income (expense)	(373)	(489)	12	104	[5]

Consolidated profit before taxes	1,365	1,149	216	—

Provision (benefit) for income taxes	276	218	58	—
Profit of consolidated companies	1,089	931	158	—

Equity in profit (loss) of unconsolidated affiliated companies	8	8	—	—
Equity in profit of Financial Products’ subsidiaries	—	153	—	(153)	[6]

Profit of consolidated and affiliated companies	1,097	1,092	158	(153)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(6)	5	—

Profit [7]	$1,098	$1,098	$153	$(153)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,630	$13,630	$—	$—
Revenues of Financial Products	712	—	835	(123)	[2]
Total sales and revenues	14,342	13,630	835	(123)

Operating costs:
Cost of goods sold	9,987	9,988	—	(1)	[3]
Selling, general and administrative expenses	1,463	1,230	244	(11)	[3]
Research and development expenses	466	466	—	—
Interest expense of Financial Products	189	—	198	(9)	[4]
Other operating (income) expenses	354	44	310	—
Total operating costs	12,459	11,728	752	(21)

Operating profit	1,883	1,902	83	(102)

Interest expense excluding Financial Products	99	111	—	(12)	[4]
Other income (expense)	(417)	(467)	(40)	90	[5]

Consolidated profit before taxes	1,367	1,324	43	—

Provision (benefit) for income taxes	321	300	21	—
Profit of consolidated companies	1,046	1,024	22	—

Equity in profit (loss) of unconsolidated affiliated companies	3	3	—	—
Equity in profit of Financial Products’ subsidiaries	—	17	—	(17)	[6]

Profit of consolidated and affiliated companies	1,049	1,044	22	(17)

Less: Profit (loss) attributable to noncontrolling interests	1	(4)	5	—

Profit [7]	$1,048	$1,048	$17	$(17)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$50,755	$50,755	$—	$—
Revenues of Financial Products	3,045	—	3,571	(526)	[2]
Total sales and revenues	53,800	50,755	3,571	(526)

Operating costs:
Cost of goods sold	36,630	36,634	—	(4)	[3]
Selling, general and administrative expenses	5,162	4,444	737	(19)	[3]
Research and development expenses	1,693	1,693	—	—
Interest expense of Financial Products	754	—	786	(32)	[4]
Other operating (income) expenses	1,271	14	1,297	(40)	[3]
Total operating costs	45,510	42,785	2,820	(95)

Operating profit	8,290	7,970	751	(431)

Interest expense excluding Financial Products	421	429	—	(8)	[4]
Other income (expense)	(57)	(560)	80	423	[5]

Consolidated profit before taxes	7,812	6,981	831	—

Provision (benefit) for income taxes	1,746	1,512	234	—
Profit of consolidated companies	6,066	5,469	597	—

Equity in profit (loss) of unconsolidated affiliated companies	28	28	—	—
Equity in profit of Financial Products’ subsidiaries	—	575	—	(575)	[6]

Profit of consolidated and affiliated companies	6,094	6,072	597	(575)

Less: Profit (loss) attributable to noncontrolling interests	1	(21)	22	—

Profit [7]	$6,093	$6,093	$575	$(575)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$51,822	$51,822	$—	$—
Revenues of Financial Products	2,900	—	3,362	(462)	[2]
Total sales and revenues	54,722	51,822	3,362	(462)

Operating costs:
Cost of goods sold	36,997	36,998	—	(1)	[3]
Selling, general and administrative expenses	5,478	4,675	825	(22)	[3]
Research and development expenses	1,850	1,850	—	—
Interest expense of Financial Products	722	—	756	(34)	[4]
Other operating (income) expenses	1,382	144	1,259	(21)	[3]
Total operating costs	46,429	43,667	2,840	(78)

Operating profit	8,293	8,155	522	(384)

Interest expense excluding Financial Products	404	448	—	(44)	[4]
Other income (expense)	(67)	(391)	(16)	340	[5]

Consolidated profit before taxes	7,822	7,316	506	—

Provision (benefit) for income taxes	1,698	1,574	124	—
Profit of consolidated companies	6,124	5,742	382	—

Equity in profit (loss) of unconsolidated affiliated companies	24	24	—	—
Equity in profit of Financial Products’ subsidiaries	—	362	—	(362)	[6]

Profit of consolidated and affiliated companies	6,148	6,128	382	(362)

Less: Profit (loss) attributable to noncontrolling interests	1	(19)	20	—

Profit [7]	$6,147	$6,147	$362	$(362)

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ revenues earned from Machinery, Energy & Transportation.
[3]	Elimination of net expenses recorded by Machinery, Energy & Transportation paid to Financial Products.
[4]	Elimination of interest expense recorded between Financial Products and Machinery, Energy & Transportation.
[5]
Elimination of discount recorded by Machinery, Energy & Transportation on receivables sold to Financial Products and of interest earned between Machinery, Energy & Transportation and Financial Products.

[6]	Elimination of Financial Products’ profit due to equity method of accounting.
[7]	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2019
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,094	$6,072	$597	$(575)	[2]
Adjustments for non-cash items:
Depreciation and amortization	2,577	1,713	864	—
Undistributed profit of Financial Products	—	(550)	—	550	[3]
Actuarial (gain) loss on pension and postretirement benefits	468	468	—	—
Provision (benefit) for deferred income taxes	28	15	13	—
Other	675	456	(215)	434	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	171	4	15	152	[4,5]
Inventories	274	250	—	24	[4]
Accounts payable	(1,025)	(983)	20	(62)	[4]
Accrued expenses	172	187	(13)	(2)	[4]
Accrued wages, salaries and employee benefits	(757)	(772)	15	—
Customer advances	(10)	(8)	—	(2)	[4]
Other assets – net	(93)	(166)	38	35	[4]
Other liabilities – net	(1,662)	(1,815)	169	(16)	[4]
Net cash provided by (used for) operating activities	6,912	4,871	1,503	538
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,056)	(1,036)	(20)	—
Expenditures for equipment leased to others	(1,613)	(38)	(1,616)	41	[4]
Proceeds from disposals of leased assets and property, plant and equipment	1,153	164	1,092	(103)	[4]
Additions to finance receivables	(12,777)	—	(14,270)	1,493	[5]
Collections of finance receivables	12,183	—	13,537	(1,354)	[5]
Net intercompany purchased receivables	—	—	640	(640)	[5]
Proceeds from sale of finance receivables	235	—	235	—
Net intercompany borrowings	—	900	3	(903)	[6]
Investments and acquisitions (net of cash acquired)	(47)	(47)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	41	3	38	—
Proceeds from sale of securities	574	33	541	—
Investments in securities	(597)	(28)	(569)	—
Other – net	(24)	1	(25)	—
Net cash provided by (used for) investing activities	(1,928)	(48)	(414)	(1,466)
Cash flow from financing activities:
Dividends paid	(2,132)	(2,132)	(25)	25	[7]
Common stock issued, including treasury shares reissued	238	238	—	—
Common shares repurchased	(4,047)	(4,047)	—	—
Net intercompany borrowings	—	(3)	(900)	903	[6]
Proceeds from debt issued > 90 days	9,841	1,479	8,362	—
Payments on debt > 90 days	(8,297)	(12)	(8,285)	—
Short-term borrowings – net < 90 days	(138)	5	(143)	—
Other – net	(3)	(3)	—	—
Net cash provided by (used for) financing activities	(4,538)	(4,475)	(991)	928
Effect of exchange rate changes on cash	(44)	(40)	(4)	—
Increase (decrease) in cash and short-term investments and restricted cash	402	308	94	—
Cash and short-term investments and restricted cash at beginning of period	7,890	6,994	896	—
Cash and short-term investments and restricted cash at end of period	$8,292	$7,302	$990	$—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment for the undistributed earnings from Financial Products.
[4]	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
[5]	Reclassification of Financial Products' cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.
[7]	Elimination of dividend from Financial Products to Machinery, Energy & Transportation.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2018
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation [1]	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	6,148	6,128	382	(362)	[2]
Adjustments for non-cash items:
Depreciation and amortization	2,766	1,895	871	—
Actuarial (gain) loss on pension and postretirement benefits	495	495	—	—
Provision (benefit) for deferred income taxes	220	149	71	—
Other	1,006	434	178	394	[3]
Financial Products' dividend in excess of profit	—	57	—	(57)	[4]
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(1,619)	(396)	6	(1,229)	[3,5]
Inventories	(1,579)	(1,528)	—	(51)	[3]
Accounts payable	709	771	(55)	(7)	[3]
Accrued expenses	101	71	30	—
Accrued wages, salaries and employee benefits	(162)	(141)	(21)	—
Customer advances	(183)	(183)	—	—
Other assets – net	41	16	(14)	39	[3]
Other liabilities – net	(1,385)	(1,421)	75	(39)	[4]
Net cash provided by (used for) operating activities	6,558	6,347	1,523	(1,312)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,276)	(1,168)	(108)	—
Expenditures for equipment leased to others	(1,640)	(53)	(1,667)	80	[3]
Proceeds from disposals of leased assets and property, plant and equipment	936	152	811	(27)	[3]
Additions to finance receivables	(12,183)	—	(13,595)	1,412	[5,6]
Collections of finance receivables	10,901	—	12,513	(1,612)	[5]
Net intercompany purchased receivables	—	—	(1,046)	1,046	[5]
Proceeds from sale of finance receivables	477	—	477	—
Net intercompany borrowings	—	112	31	(143)	[7]
Investments and acquisitions (net of cash acquired)	(392)	(392)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	16	22	—	(6)	[6]
Proceeds from sale of securities	442	162	280	—
Investments in securities	(506)	(24)	(482)	—
Other – net	13	2	10	1	[8]
Net cash provided by (used for) investing activities	(3,212)	(1,187)	(2,776)	751
Cash flow from financing activities:
Dividends paid	(1,951)	(1,951)	(419)	419	[9]
Common stock issued, including treasury shares reissued	313	313	1	(1)	[8]
Common shares repurchased	(3,798)	(3,798)	—	—
Net intercompany borrowings	—	(31)	(112)	143	[7]
Proceeds from debt issued > 90 days	8,907	57	8,850	—
Payments on debt > 90 days	(7,829)	(7)	(7,822)	—
Short-term borrowings – net < 90 days	762	—	762	—
Other – net	(54)	(54)	—	—
Net cash provided by (used for) financing activities	(3,650)	(5,471)	1,260	561
Effect of exchange rate changes on cash	(126)	(111)	(15)	—
Increase (decrease) in cash and short-term investments and restricted cash	(430)	(422)	(8)	—
Cash and short-term investments and restricted cash at beginning of period	8,320	7,416	904	—
Cash and short-term investments and restricted cash at end of period	7,890	6,994	896	—

[1]	Represents Caterpillar Inc. and its subsidiaries with Financial Products accounted for on the equity basis.
[2]	Elimination of Financial Products’ profit after tax due to equity method of accounting.
[3]	Elimination of non-cash adjustment and changes in assets and liabilities related to consolidated reporting.
[4]	Elimination of Financial Products’ dividend to Machinery, Energy & Transportation in excess of Financial Products’ profit.
[5]	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
[6]	Elimination of proceeds received from Financial Products related to Machinery, Energy & Transportation's sale of businesses and investments.
[7]	Elimination of net proceeds and payments to/from Machinery, Energy & Transportation and Financial Products.
[8]	Elimination of change in investment and common stock related to Financial Products.
[9]	Elimination of dividend from Financial Products to Machinery, Energy & Transportation.

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